                                                                  EXHIBIT (a)(2)

                               AMENDMENT NO. 1 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                   OF AMERICAN CENTURY TARGET MATURITIES TRUST

     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION OF
TRUST is made as of the 8th day of March, 2007 by the Trustees hereunder.

     WHEREAS,  the Board of Trustees have executed an Amendment and  Restatement to the Agreement and Declaration of Trust dated March 26, 2004; and

     WHEREAS,  pursuant to Article VIII,  Section 8 of the Declaration of Trust,
the Trustees wish to amend the Declaration of Trust as follows.

     NOW, THEREFORE,  BE IT RESOLVED, the Declaration of Trust is hereby amended by  deleting  the present  Section  6(d) of Article  III and  inserting  in lieu thereof the following:

     (d) VOTING.  On any matter  submitted to a vote of the  Shareholders of the
     Trust,  all Shares of all Series and Classes then entitled to vote shall be voted  together,  except that (i) when required by the 1940 Act to be voted by individual  Series or Class,  Shares shall be voted by individual Series
     or  Class,   or  (ii)  when  the  matter  affects  only  the  interests  of
     Shareholders  of one or more Series or Classes,  only  Shareholders of such one or more Series or Classes shall be entitled to vote thereon.

     RESOLVED,  the  Declaration  of Trust is hereby  amended  by  deleting  the present Section 3 of Article V and inserting in lieu thereof the following:

     SECTION 3. QUORUM AND REQUIRED VOTE Except when a larger quorum is required by applicable law, by the Bylaws or by this Declaration of Trust, one-third of the Shares entitled to vote shall constitute a quorum at a Shareholders'
     meeting.  When any one or more  Series or  Classes  are to vote as a single class separate from any other Shares,  one-third of the Shares of each such
     Series  or  Class  entitled  to  vote  shall   constitute  a  quorum  at  a
     Shareholders'  meeting of that Series or Class. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question,  whether or not a quorum is present, and the meeting may be held as adjourned  within a  reasonable  time after the date set for the original  meeting  without  further  notice.  Subject to the  provisions of
     Article  III,  Section  6(d),  when a quorum is present at any  meeting,  a majority of the Shares  voted shall  decide any  questions  and a plurality shall  elect a  Trustee,  except  when a  larger  vote is  required  by any provision of this Declaration of Trust or the Bylaws or by applicable law.

     RESOLVED,  the  Declaration  of Trust is hereby  amended  by  deleting  the present Section 4 of Article VIII and inserting in lieu thereof the following:

     SECTION 4.  TERMINATION OF TRUST, SERIES OR CLASS
     Unless  terminated as provided  herein,  the Trust shall  continue  without limitation  of time.  The Trust may be terminated at any time by vote of at least two-thirds (66 (2)/3%) of the Shares of each Series entitled to vote, voting  separately by Series,  or by the Trustees by written  notice to the
     Shareholders.  Any Series or Class may be terminated at any time by vote of at least  two-thirds (66 (2)/3%) of the Shares of that Series or Class,  or by the  Trustees by written  notice to the  Shareholders  of that Series or
     Class.

     Upon termination of the Trust (or any Series or Class, as the case may be), after paying or otherwise  providing for all charges,  taxes,  expenses and liabilities belonging,  severally, to each Series (or the applicable Series or Class, as the case may be), whether due or accrued or anticipated as may be  determined by the Trustees,  the Trust shall,  in accordance  with such procedures  as the  Trustees  consider  appropriate,  reduce the  remaining assets  belonging,  severally,  to each Series (or the applicable Series or
     Class,  as the case may be),  to  distributable  form in cash or  shares or other securities,  or any combination  thereof, and distribute the proceeds belonging to each Series (or the  applicable  Series or Class,  as the case may be), to the Shareholders of that Series or Class, as a Series or Class, ratably  according  to the number of Shares of that Series or Class held by the several Shareholders on the date of termination.

     IN WITNESS  WHEREOF,  the Trustees do hereto set their hands as of the date written above.

TRUSTEES OF THE AMERICAN CENTURY TARGET MATURITIES TRUST

/s/ John Freidenrich                          /s/ Ronald J. Gilson
---------------------------                   -----------------------------
John Freidenrich                              Ronald J. Gilson

/s/ Kathryn A. Hall                           /s/ Myron S. Scholes
---------------------------                   -----------------------------
Kathryn A. Hall                               Myron S. Scholes

/s/ John B. Shoven                            /s/ Jeanne D. Wohlers
---------------------------                   -----------------------------
John B. Shoven                                Jeanne D. Wohlers